Exhibit 99

MEREDITH REPORTS FISCAL 2021 THIRD QUARTER AND NINE MONTH RESULTS
Continued Strong Double Digit Growth in Digital Advertising, Digital Consumer, and Licensing Revenues
Reduced Debt by $251 Million and Generated Third Quarter Operating Cash Flow of $76 Million
DES MOINES, IA (April 29, 2021) – Meredith Corporation (NYSE: MDP; Meredith.com) today reported fiscal 2021 third quarter and first nine month results as summarized below. All financial results refer to fiscal 2021 third quarter and the comparable prior-year period unless otherwise stated.

	Three Months		Nine Months
Periods ended March 31, 2021	Results	Variance from Prior Year	Results	Variance from Prior Year
(In millions)
Total revenues	$664.5	(5)%	$2,259.5	1%

Earnings from continuing operations	79.1	F	269.9	F
Net special items [1,2]	(53.0)	F	(40.7)	F
Earnings from continuing operations before special items [2]	26.1	(38)%	229.2	68%
Adjusted EBITDA [2]	111.7	(26)%	559.3	19%
Net cash provided by operating activities	76.0	(31)%	337.8	85%
Free cash flow [2]	68.3	(32)%	312.2	F
F represents favorable improvements greater than 100%. U represents unfavorability greater than 100%.
1
Special items for the three and nine months ended March 31, 2021, primarily consisted of the gain from the sale of Travel + Leisure brand offset by debt redemption costs and integration and restructuring costs.

2	See Tables 1-5 for supplemental disclosures regarding non-GAAP financial measures.

“Our National Media digital business again delivered record revenue performance, including digital advertising revenues that surpassed magazine advertising for the second consecutive quarter, along with another quarter of growth in licensing and digital consumer related revenues,” said Meredith Chairman and Chief Executive Officer Tom Harty. “Our mature media performance was mixed as Local Media non-political spot advertising revenues exceeded our estimates, while magazine advertising revenues were adversely impacted by clients that continue to be affected by the pandemic and resulting uncertainty. Our plan and efforts to enhance financial flexibility and manage costs continue producing tangible results including debt redemption of $251 million and Free Cash Flow of $68 million.”

Fiscal 2021 third quarter revenues declined 5 percent to $665 million. Key performance indicators included:

•21 percent increase in National Media Group digital advertising revenues. Sessions grew 17 percent, led by PEOPLE, Allrecipes, Southern Living, and Martha Stewart. Meredith continues benefiting from its proprietary technology platform that brings together content, unique taxonomy, and first party data.
•31 percent increase in National Media Group licensing/digital and other consumer driven revenues. Performance was driven by Apple News+, strong sales of Better Homes & Gardens-branded products at Walmart, and performance marketing via retail partners.
•6 percent increase in non-political spot advertising and retransmission revenues. Non-political spot advertising growth was the first since the start of the COVID-19 pandemic, and was driven primarily by the professional services, gaming, and home categories.

•19 percent decline in combined magazine advertising, subscription, and newsstand revenues. Advertising performance was impacted primarily by lower than expected performance in the food & beverage and prescription drug categories. Subscription revenue performance reflects a stable 36 million rate base and Meredith’s ongoing strategy to engage subscribers directly. This strategy reduces revenue and increases profitability by fostering a stronger and more profitable relationship with subscribers, including the opportunity for rate increases over time. Newsstand performance was impacted primarily by lower demand and fewer issues published.
Earnings from continuing operations were $79 million, compared to a loss of $289 million. Fiscal 2021 third quarter results included a net gain from special items of $53 million, driven primarily by the Travel + Leisure brand sale partially offset by debt redemption costs during the quarter. Fiscal 2020 third quarter net special items of $332 million were primarily related to non-cash impairments of goodwill and intangible assets at the onset of COVID-19.

Adjusted EBITDA was $112 million, compared to $152 million. The lower adjusted EBITDA reflects a full quarter of COVID-19 pandemic impact compared to a partial quarter impact, resulting in lower mature magazine advertising and newsstand revenues, partially offset by strong growth in digital advertising, digital and other consumer driven, and licensing revenues.

Cash flows from operations and Free Cash Flow were $76 million and $68 million, respectively, compared to $111 million and $100 million, driven primarily by lower adjusted EBITDA.

Fiscal 2021 first nine month revenues grew 1 percent to $2.3 billion compared to the prior year nine month period. Earnings from continuing operations were $270 million, compared to a loss of $215 million. Adjusted EBITDA was $559 million, compared to $468 million, reflecting record political and strong growth in digital advertising revenues that surpassed magazine advertising revenues.

Net debt reduction remains Meredith’s No. 1 priority. Meredith had cash and cash equivalents of $231 million as of March 31, 2021, reflecting $251 million of debt redemption since December 31, 2020. Net debt was $2.6 billion and Meredith maintained a zero balance on its $350 million revolving credit facility at March 31, 2021.

“As the economy continues to rebound, we see fiscal 2021 fourth quarter revenue and adjusted EBITDA growth led by digital and non-political spot advertising, along with stabilizing magazine performance,” Harty said. “We expect full year fiscal 2021 National Media Group digital advertising revenues to surpass magazine advertising for the first time in our history. This important milestone reflects our evolution as a dynamic media company with the proven ability to engage audiences across a diverse set of platforms.”

CONFERENCE CALL PRESENTATION SLIDES AND WEBCAST

Visit ir.meredith.com to view a presentation related to fiscal 2021 third quarter results and also listen to a conference call scheduled to begin this morning at 9:00 a.m. EDT.

RATIONALE FOR USE AND ACCESS TO NON-GAAP RESULTS

Management uses and presents GAAP and non-GAAP results to evaluate and communicate its performance. While non-GAAP measures should not be construed as alternatives to GAAP measures, management believes these non-GAAP measures are useful as an aid to further understand Meredith’s current performance, performance trends, and financial condition.

Free cash flow, earnings from continuing operations before special items, operating profit before special items, consolidated and segment adjusted EBITDA, consolidated and segment adjusted EBITDA margin, and net debt are common supplemental measures of performance used by investors and financial analysts. Management believes these measures provide additional analytical tools. Free cash flow is defined as net cash provided by operating activities less capital expenditures. This metric has been included as a measure of the Company’s liquidity and ability to fund its operations. Earnings from continuing operations before special items and operating profit before special items remove the impact of special items on earnings (loss) from continuing operations and operating profit (loss). Consolidated adjusted EBITDA is defined as earnings (loss) from continuing operations before interest expense, income taxes, depreciation, amortization, and special items.

Segment adjusted EBITDA is defined as segment operating profit (loss) and non-operating income (expense), net before depreciation, amortization, and special items. These special items have been removed as they have been deemed to be non-operational in nature. Management does not use adjusted EBITDA as a measure of liquidity or funds available for management’s discretionary use because it excludes certain contractual and nondiscretionary expenditures. Net debt is defined as carrying value of total long-term debt less cash and cash equivalents. Net debt provides additional insight to the Company’s financial position.

Reconciliations of GAAP to non-GAAP measures are attached to this press release and at Meredith.com.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This release contains certain forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995, that are subject to risks and uncertainties. These statements are based on management’s current knowledge and estimates of factors affecting the Company and its operations. Statements in this release that are forward-looking include, but are not limited to, the Company’s plan with respect to positioning its portfolio. Forward-looking statements can be identified by words such as may, should, expects, provides, anticipates, assumes, can, will, meets, could, likely, intends, might, predicts, seeks, would, believes, estimates, plans, continues, guidance, or outlook, or variations of these words or similar expressions.

Actual results may differ materially from those currently anticipated. Factors that could adversely affect future results include, but are not limited to, market conditions, including the availability of debt capital and the terms upon which such debt can be secured, if at all; the impact of the COVID-19 pandemic on the Company, its customers and its suppliers; downturns in global, national and/or local economies; a softening of the domestic advertising market; world, national or local events that could disrupt broadcast television; increased consolidation among major advertisers or other events depressing the level of advertising spending; the unexpected loss or insolvency of one or more major clients or vendors; the integration of acquired businesses; changes in consumer reading, purchasing and/or television viewing patterns; increases in paper, postage, printing, syndicated programming or other costs; changes in television network affiliation agreements; technological developments affecting products or methods of distribution; changes in government regulations affecting the Company’s industries; increases in interest rates; the consequences of acquisitions and/or dispositions; the Company’s ability to comply with the terms of its debt financing; and the risk factors contained in the Company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”), which is available on the SEC’s website at www.sec.gov, and the Company’s other filings with the SEC. Such risk factors may be amplified by the COVID-19 pandemic and its potential impact on the Company’s business and the global economy. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events, or otherwise.

ABOUT MEREDITH CORPORATION

Meredith Corporation (NYSE: MDP) is a diversified media and marketing company that reaches approximately 190 million American consumers each month through trusted brand content, robust brand licensing activities, and a portfolio of television stations in fast-growing U.S. markets. Driven by deep audience insights, Meredith enriches the lives of consumers – including 95 percent of all women and 90 percent of Millennial women in the U.S. – through a variety of platforms including digital, video, magazine, and broadcast television. The 120-year-old company is known for home, food, family, and lifestyle content from more than 40 iconic brands including PEOPLE, Better Homes & Gardens, Allrecipes, Southern Living, and REAL Simple. Meredith is the No. 1 U.S. magazine operator, No. 2 global licensor, No. 6 digital network reaching U.S. adult consumers, and owner of a portfolio of 17 television stations that reach a combined 11% of U.S. households and 30 million viewers in large, fast-growing markets across the U.S.

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Shareholder/Financial Analyst Contact:	Media Contact:
Mike Lovell	Erica Jensen
Corporate Communications Executive Director	Chief Communications Officer
Phone: (515) 284-3622	Phone: (515) 284-3404
E-mail: Mike.Lovell@meredith.com	E-mail: Erica.Jensen@meredith.com

Meredith Corporation and Subsidiaries
Condensed Consolidated Statements of Earnings (Loss) (Unaudited)

	Three Months		Nine Months
Periods ended March 31,	2021	2020	2021	2020
(In millions except per share data)
Revenues
Advertising related	$303.6	$332.1	$1,187.2	$1,139.0
Consumer related	339.4	345.6	1,016.1	1,017.6
Other	21.5	24.0	56.2	80.8
Total revenues	664.5	701.7	2,259.5	2,237.4
Operating expenses
Production, distribution, and editorial	252.2	257.4	759.8	811.2
Selling, general, and administrative	302.7	294.2	946.5	963.4
Acquisition, disposition, and restructuring related activities	(85.8)	6.5	(67.5)	20.1
Depreciation and amortization	35.6	53.5	134.4	170.6
Impairment of goodwill and other long-lived assets	—	384.1	—	389.3
Total operating expenses	504.7	995.7	1,773.2	2,354.6
Income (loss) from operations	159.8	(294.0)	486.3	(117.2)
Non-operating income (expense), net	2.1	(2.4)	7.9	(1.0)
Interest expense, net	(54.1)	(36.6)	(140.7)	(112.4)
Earnings (loss) from continuing operations before income taxes	107.8	(333.0)	353.5	(230.6)
Income tax benefit (expense)	(28.7)	43.6	(83.6)	15.4
Earnings (loss) from continuing operations	79.1	(289.4)	269.9	(215.2)
Gain (loss) from discontinued operations, net of income taxes	—	5.0	—	(25.3)
Net earnings (loss)	$79.1	$(284.4)	$269.9	$(240.5)

Basic earnings (loss) per share attributable to common shareholders
Continuing operations	$1.62	$(6.76)	$5.55	$(6.01)
Discontinued operations	—	0.11	—	(0.56)
Basic earnings (loss) per common share	$1.62	$(6.65)	$5.55	$(6.57)
Basic average common shares outstanding	46.3	45.7	46.2	45.7

Diluted earnings (loss) per share attributable to common shareholders
Continuing operations	$1.61	$(6.76)	$5.53	$(6.01)
Discontinued operations	—	0.11	—	(0.56)
Diluted earnings (loss) per common share	$1.61	$(6.65)	$5.53	$(6.57)
Diluted average common shares outstanding	46.7	45.7	46.3	45.7

Meredith Corporation and Subsidiaries
Segment Information (Unaudited)

	Three Months		Nine Months
Periods ended March 31,	2021	2020	2021	2020
(In millions)
Revenues
Advertising related
National media	$205.9	$232.8	$728.9	$805.8
Local media	98.6	99.7	462.3	334.8
Intersegment revenue elimination	(0.9)	(0.4)	(4.0)	(1.6)
Total advertising related	303.6	332.1	1,187.2	1,139.0
Consumer related
National media	241.5	253.4	734.4	760.7
Local media	97.9	92.2	281.7	256.9
Total consumer related	339.4	345.6	1,016.1	1,017.6
Other
National media	17.5	20.7	45.3	70.5
Local media	4.0	3.3	10.9	10.3
Total other	21.5	24.0	56.2	80.8
Total revenues	$664.5	$701.7	$2,259.5	$2,237.4

Operating profit (loss)
National media	$134.8	$(303.1)	$280.6	$(174.5)
Local media	50.8	24.4	266.3	117.6
Unallocated corporate	(25.8)	(15.3)	(60.6)	(60.3)
Income (loss) from operations	$159.8	$(294.0)	$486.3	$(117.2)

Impairment of goodwill and other long-lived assets
National media	$—	$361.8	$—	$367.0
Local media	—	22.3	—	22.3
Total impairment of goodwill and other long-lived assets	$—	$384.1	$—	$389.3

Depreciation and amortization
National media	$27.7	$42.2	$108.3	$137.4
Local media	7.5	9.8	24.8	29.3
Unallocated corporate	0.4	1.5	1.3	3.9
Total depreciation and amortization	$35.6	$53.5	$134.4	$170.6

Adjusted EBITDA [1]
National media	$67.1	$103.2	$299.2	$334.8
Local media	58.6	56.8	299.1	172.4
Unallocated corporate	(14.0)	(8.2)	(39.0)	(39.0)
Total adjusted EBITDA	$111.7	$151.8	$559.3	$468.2
1     Adjusted EBITDA is earnings (loss) from continuing operations before interest expense, income taxes, depreciation, amortization, and special items.

Continued

Meredith Corporation and Subsidiaries
Segment Information (Unaudited)

	Three Months		Nine Months
Periods ended March 31,	2021	2020	2021	2020
(In millions)
Revenues
National media
Digital	$102.4	$84.6	$368.7	$308.4
Magazine	96.9	136.3	325.8	446.1
Third party sales	6.6	11.9	34.4	51.3
Total advertising related	205.9	232.8	728.9	805.8
Subscription	136.4	150.7	414.6	461.0
Newsstand	36.2	45.4	111.6	125.7
Licensing	32.4	25.3	91.0	69.7
Affinity marketing	15.3	16.3	48.2	50.2
Digital and other consumer driven	21.2	15.7	69.0	54.1
Total consumer related	241.5	253.4	734.4	760.7
Project based	14.7	15.4	35.7	44.9
Other	2.8	5.3	9.6	25.6
Total other	17.5	20.7	45.3	70.5
Total national media	464.9	506.9	1,508.6	1,637.0
Local media
Non-political spot	74.5	70.8	206.6	237.1
Political spot	4.3	10.5	173.7	17.5
Digital	4.6	4.4	13.8	13.5
Third party sales	15.2	14.0	68.2	66.7
Total advertising related	98.6	99.7	462.3	334.8
Retransmission	97.8	92.2	281.1	256.9
Digital and other consumer driven	0.1	—	0.6	—
Total consumer related	97.9	92.2	281.7	256.9
Other	4.0	3.3	10.9	10.3
Total local media	200.5	195.2	754.9	602.0
Intersegment revenue elimination	(0.9)	(0.4)	(4.0)	(1.6)
Total revenues	$664.5	$701.7	$2,259.5	$2,237.4

Meredith Corporation and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)

Assets	March 31, 2021	June 30, 2020
(In millions)
Current assets
Cash and cash equivalents	$230.7	$132.4
Accounts receivable, net	486.4	461.9
Inventories	28.9	34.2
Current portion of subscription acquisition costs	205.5	213.2
Other current assets	61.4	43.1
Total current assets	1,012.9	884.8
Property, plant, and equipment, net	368.0	399.9
Operating lease assets	379.8	404.6
Subscription acquisition costs	181.0	221.6
Other assets	290.0	232.4
Intangible assets, net	1,568.3	1,647.5
Goodwill	1,719.2	1,719.3
Total assets	$5,519.2	$5,510.1

Liabilities and Shareholders’ Equity
Current liabilities
Current portion of long-term debt	$4.1	$4.1
Current portion of operating lease liabilities	36.1	35.2
Accounts payable	141.7	121.1
Accrued expenses and other liabilities	188.5	168.1
Current portion of unearned revenues	376.2	403.2
Total current liabilities	746.6	731.7
Long-term debt	2,740.2	2,981.8
Operating lease liabilities	441.2	466.7
Unearned revenues	223.7	267.5
Deferred income taxes	468.6	463.8
Other noncurrent liabilities	205.0	210.4
Total liabilities	4,825.3	5,121.9

Shareholders’ equity
Common stock	40.5	40.3
Class B stock	5.1	5.1
Additional paid-in capital	243.0	227.6
Retained earnings	469.6	197.6
Accumulated other comprehensive loss	(64.3)	(82.4)
Total shareholders’ equity	693.9	388.2
Total liabilities and shareholders' equity	$5,519.2	$5,510.1

Meredith Corporation and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)

Nine months ended March 31,	2021	2020
(In millions)
Net cash provided by operating activities	$337.8	$183.0

Cash flows from investing activities
Acquisitions of and investments in businesses and assets, net of cash acquired	—	(23.1)
Net proceeds from disposition of assets, net of cash sold	44.6	79.2
Additions to property, plant, and equipment	(25.6)	(45.6)
Other	4.1	—
Net cash provided by investing activities	23.1	10.5

Cash flows from financing activities
Proceeds from issuance of long-term debt	—	375.0
Repayments of long-term debt	(261.7)	(375.0)
Dividends paid	—	(125.5)
Purchases of Company stock	(1.3)	(4.7)
Proceeds from common stock issued	1.5	1.5
Payment of acquisition related contingent consideration	(1.0)	—
Financing lease payments	(0.7)	(0.8)
Net cash used in financing activities	(263.2)	(129.5)
Effect of exchange rate changes on cash and cash equivalents	0.6	(0.5)
Change in cash held-for-sale	—	(5.1)
Net increase in cash and cash equivalents	98.3	58.4
Cash and cash equivalents at beginning of period	132.4	45.0
Cash and cash equivalents at end of period	$230.7	$103.4

Table 1
Meredith Corporation and Subsidiaries
Supplemental Disclosures Regarding Non-GAAP Financial Measures

Special Items - The following tables show earnings (loss) from continuing operations as reported under accounting principles generally accepted in the United States of America (GAAP) and excluding the special items. Earnings from continuing operations before special items are non-GAAP measures. Management’s rationale for presenting non-GAAP measures is included in the text of this earnings release.

	Three Months		Nine Months
Periods ended March 31,	2021	2020	2021	2020
(In millions except per share data)
Earnings (loss) from continuing operations	$79.1	$(289.4)	$269.9	$(215.2)
Special items
Gain on sale of businesses and assets	(97.6)	—	(97.6)	(8.7)
Severance and related benefit costs	1.4	2.1	14.3	12.0
Extinguishment loss	11.9	—	11.9	—
Integration and restructuring costs	10.5	4.4	18.0	16.8
Pension settlements	—	4.1	1.8	12.9
Write-down of impaired assets	—	384.1	—	389.3
Release of lease guarantee	—	—	—	(8.0)
Loss (gain) on investment	—	—	(3.6)	1.1
Other	(0.1)	—	(2.2)	0.4
Special items subtotal	(73.9)	394.7	(57.4)	415.8
Tax expense (benefit) on special items	20.9	(63.1)	16.7	(64.2)
Net special items	(53.0)	331.6	(40.7)	351.6
Earnings from continuing operations before special items (non-GAAP)	$26.1	$42.2	$229.2	$136.4

Diluted earnings per share attributable to common shareholders before special items (non-GAAP)
Continuing operations	$1.61	$(6.76)	$5.53	$(6.01)
Per share impact of net special items	(1.08)	7.25	(0.83)	7.70
Earnings per share from continuing operations before special items (non-GAAP)	$0.53	$0.49	$4.70	$1.69

Table 2
Meredith Corporation and Subsidiaries
Supplemental Disclosures Regarding Non-GAAP Financial Measures

Special Items
The following tables show results of operations as reported under GAAP and excluding the special items. Results of operations excluding the special items are non-GAAP measures. Management’s rationale for presenting non-GAAP measures is included in the text of this earnings release.

Adjusted EBITDA
Consolidated adjusted EBITDA, which is reconciled to net earnings (loss) in the following tables, is defined as earnings (loss) from continuing operations before interest expense, income taxes, depreciation, amortization, and special items.

Segment adjusted EBITDA is a measure of segment operating profit (loss) and non-operating income (expense), net before depreciation, amortization, and special items. Segment adjusted EBITDA margin is defined as segment adjusted EBITDA divided by segment revenues.

Three months ended March 31, 2021	National Media	Local Media	Unallocated Corporate	Total
(In millions)
Revenues	$464.9	$200.5

Net earnings				$79.1
Income tax expense				28.7
Interest expense, net				54.1
Non-operating income, net				(2.1)
Operating profit	$134.8	$50.8	$(25.8)	159.8
Special items included in operating profit
Gain on sale of businesses and assets	(97.6)	—	—	(97.6)
Integration and restructuring costs	0.4	—	10.1	10.5
Severance and related benefit costs	1.3	0.1	—	1.4
Other	(0.1)	—	—	(0.1)
Total special items included in operating profit	(96.0)	0.1	10.1	(85.8)
Operating profit before special items (non-GAAP)	38.8	50.9	(15.7)	74.0
Non-operating income, net	0.6	0.2	1.3	2.1
Depreciation and amortization	27.7	7.5	0.4	35.6
Adjusted EBITDA (non-GAAP)	$67.1	$58.6	$(14.0)	$111.7

Segment operating margin	29.0%	25.3%
Segment adjusted EBITDA margin	14.4%	29.2%

Table 2 Continued

Three months ended March 31, 2020	National Media	Local Media	Unallocated Corporate	Total
(In millions)
Revenues	$506.9	$195.2

Net loss				$(284.4)
Gain from discontinued operations, net of income taxes				(5.0)
Loss from continuing operations				(289.4)
Income tax benefit				(43.6)
Interest expense, net				36.6
Non-operating expense, net				2.4
Operating profit (loss)	$(303.1)	$24.4	$(15.3)	(294.0)
Special items included in operating profit (loss)
Write-down of impaired assets	361.8	22.3	—	384.1
Integration and restructuring costs	0.3	—	4.1	4.4
Severance and related benefit costs	1.1	—	1.0	2.1
Total special items included in operating profit (loss)	363.2	22.3	5.1	390.6
Operating profit before special items (non-GAAP)	60.1	46.7	(10.2)	96.6
Non-operating income (expense), net	0.9	0.3	(3.6)	(2.4)
Special item included in non-operating income (expense), net – pension settlement charge	—	—	4.1	4.1
Depreciation and amortization	42.2	9.8	1.5	53.5
Adjusted EBITDA (non-GAAP)	$103.2	$56.8	$(8.2)	$151.8

Segment operating margin	(59.8)%	12.5%
Segment adjusted EBITDA margin	20.4%	29.1%

Table 3
Meredith Corporation and Subsidiaries
Supplemental Disclosures Regarding Non-GAAP Financial Measures

Special Items
The following tables show results of operations as reported under GAAP and excluding the special items. Results of operations excluding the special items are non-GAAP measures. Management’s rationale for presenting non-GAAP measures is included in the text of this earnings release.

Adjusted EBITDA
Consolidated adjusted EBITDA, which is reconciled to net earnings (loss) in the following tables, is defined as earnings (loss) from continuing operations before interest expense, income taxes, depreciation, amortization, and special items.

Segment adjusted EBITDA is a measure of segment operating profit (loss) and non-operating income (expense), net before depreciation, amortization, and special items. Segment adjusted EBITDA margin is defined as segment adjusted EBITDA divided by segment revenues.

Nine months ended March 31, 2021	National Media	Local Media	Unallocated Corporate	Total
(In millions)
Revenues	$1,508.6	$754.9

Net earnings				$269.9
Income tax expense				83.6
Interest expense, net				140.7
Non-operating income, net				(7.9)
Operating profit	$280.6	$266.3	$(60.6)	486.3
Special items included in operating profit
Gain on sale of businesses and assets	(97.6)	—	—	(97.6)
Severance and related benefit costs	6.4	7.3	0.6	14.3
Integration and restructuring costs	0.6	—	17.4	18.0
Other	(1.2)	—	(1.0)	(2.2)
Total special items included in operating profit	(91.8)	7.3	17.0	(67.5)
Operating profit before special items (non-GAAP)	188.8	273.6	(43.6)	418.8
Non-operating income, net	5.7	0.7	1.5	7.9
Special items included in non-operating income, net
Pension settlement	—	—	1.8	1.8
Gain on investment	(3.6)	—	—	(3.6)
Total special items included in non-operating income, net	(3.6)	—	1.8	(1.8)
Depreciation and amortization	108.3	24.8	1.3	134.4
Adjusted EBITDA (non-GAAP)	$299.2	$299.1	$(39.0)	$559.3

Segment operating margin	18.6%	35.3%
Segment adjusted EBITDA margin	19.8%	39.6%

Table 3 Continued

Nine months ended March 31, 2020	National Media	Local Media	Unallocated Corporate	Total
(In millions)
Revenues	$1,637.0	$602.0

Net loss				$(240.5)
Loss from discontinued operations, net of income taxes				25.3
Loss from continuing operations				(215.2)
Income tax benefit				(15.4)
Interest expense, net				112.4
Non-operating expense, net				1.0
Operating profit (loss)	$(174.5)	$117.6	$(60.3)	(117.2)
Special items included in operating profit (loss)
Write-down of impaired assets	367.0	22.3	—	389.3
Integration and restructuring costs	3.3	—	13.5	16.8
Severance and related benefit costs	6.2	2.3	3.5	12.0
Gain on sale of businesses and assets	(8.7)	—	—	(8.7)
Other	—	—	0.4	0.4
Total special items included in operating profit (loss)	367.8	24.6	17.4	409.8
Operating profit before special items (non-GAAP)	193.3	142.2	(42.9)	292.6
Non-operating income (expense), net	11.0	0.9	(12.9)	(1.0)
Special items included in non-operating income (expense), net
Pension settlement	—	—	12.9	12.9
Release of lease guarantee	(8.0)	—	—	(8.0)
Loss on investment	1.1			1.1
Total special items included in non-operating income (expense), net	(6.9)	—	12.9	6.0
Depreciation and amortization	137.4	29.3	3.9	170.6
Adjusted EBITDA (non-GAAP)	$334.8	$172.4	$(39.0)	$468.2

Segment operating margin	(10.7)%	19.5%
Segment adjusted EBITDA margin	20.5%	28.6%

Table 4

Meredith Corporation and Subsidiaries
Supplemental Disclosures Regarding Non-GAAP Financial Measures

Free Cash Flow – The following table presents net cash provided by operating activities as reported under GAAP and additions to property, plant, and equipment also as reported under GAAP. Free cash flow is a non-GAAP measure. Management’s rationale for presenting non-GAAP measures is included in the text of this earnings release.

	Three Months		Nine Months
Periods ended March 31,	2021	2020	2021	2020
(In millions)
Net cash provided by operating activities	$76.0	$110.9	$337.8	$183.0
Less: additions to property, plant, and equipment	(7.7)	(11.1)	(25.6)	(45.6)
Free cash flow	$68.3	$99.8	$312.2	$137.4

Table 5

Meredith Corporation and Subsidiaries
Supplemental Disclosures Regarding Non-GAAP Financial Measures

Net Debt – The following table presents long-term debt as reported under GAAP and cash and cash equivalents also reported under GAAP. Net debt is a non-GAAP measure. Management’s rationale for presenting non-GAAP measures is included in the text of this earnings release.

(In millions)	March 31, 2021
Long-term debt outstanding	$2,792.3
Less: cash and cash equivalents	(230.7)
Net debt (non-GAAP)	$2,561.6